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                                                                    EXHIBIT 23.1



                              Consent of KPMG LLP

Board of Directors
Certicom Corp.

We consent to the incorporation by reference in the registration statement (no. 333-36088) on Form S-8 of Certicom Corp. of our report dated October 20, 2000, with respect to the balance sheet of Digital Resources Group, LLC as of July 31, 2000 and the related statements of operations, members' capital and cash flows for the year then ended, which report appears in the Form 8-K of Certicom Corp. dated November 27, 2000.

                                                KPMG LLP


San Francisco, California
November 27, 2000